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                                                                    Exhibit 4(c)
                                                                    ------------

                             AMENDED AND RESTATED
                      CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                           HEI PREFERRED FUNDING, LP

     THIS Amended and Restated Certificate of Limited Partnership of HEI Preferred Funding, LP (the "Partnership"), dated as of January 23, 1997, has been duly executed and is being filed by the undersigned in accordance with the provisions of 6 Del. C. (S)17-210, to amend and restate the original Certificate of Limited Partnership of the Partnership, which was filed on December 23, 1996, with the Secretary of the State of Delaware (the "Certificate"), to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. (S)17-101, et seq.).

     The Certificate is hereby amended and restated in its entirety to read as follows:

     1. Name. The name of the limited partnership formed and continued hereby is HEI Preferred Funding, LP.

     2. Registered Office. The address of the registered office of the Partnership in the State of Delaware is c/o PNC Bank, Delaware, 300 Delaware Avenue, Suite 1704, Wilmington, Delaware 19801.

     3. Registered Agent. The name and address of the registered agent for service of process on the Partnership in the State of Delaware are PNC Bank, Delaware, 300 Delaware Avenue, Suite 1704, Wilmington, Delaware 19801.

     4. General Partner. The name and the mailing address of the sole general partner of the Partnership are:

     Hycap Management, Inc.
     300 Delaware Avenue, Suite 1704
     Wilmington, Delaware  19801
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     IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated
Certificate of Limited Partnership as of the date first-above written.


                              HYCAP MANAGEMENT, INC.


                              By: /s/ Robert F. Mougeot
                                  ---------------------------------
                                      Name:  Robert F. Mougeot
                                      Title: Vice President

                              By: /s/ Constance H. Lau
                                  ---------------------------------
                                      Name:  Constance H. Lau
                                      Title: Treasurer